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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

The Board of Directors
 Isuzu Motors Acceptance Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Orange County, California
April 19, 2001